Exhibit 99.1

1275 W. Washington St. Tempe, AZ 85281 (602) 286-5520 www.orthologic.com Nasdaq: OLGC
FOR FURTHER INFORMATION:
Melanie Friedman (investors)
Stern Investor Relations, Inc.
(212) 362-1200
melanie@sternir.com
ORTHOLOGIC ANNOUNCES FIRST QUARTER 2006 FINANCIAL RESULTS
TEMPE, AZ — May 4, 2006 — OrthoLogic Corp. (NASDAQ: OLGC) today announced financial results for the first quarter of 2006.
OrthoLogic reported a net loss of $16.5 million, or $0.42 per share, for the first quarter of 2006, compared to a net loss of $5.5 million and $0.14 per share for the first quarter of 2005. Comparability between periods was affected by the inclusion in 2006 of $8.4 million of purchased in-process research and development costs related to the AzERx acquisition, $1 million in non-cash stock compensation costs associated with the adoption of SFAS123(R) effective January 1, 2006 and increased research and development costs resulting from a greater number of active subjects in the Chrysalin Phase 3 and Phase 2b fracture repair human clinical trials.
At March 31, 2006, OrthoLogic had cash, cash equivalents, and investments of $80.8 million.
“We remain committed to our goal of building a successful biopharmaceutical organization and developing therapeutic solutions that satisfy significant unmet medical needs,” stated Jock Holliman, Executive Chairman of OrthoLogic. “Topline Phase 3 clinical trial results showed that Chrysalin at the 10μg dose did not meet the primary endpoint of time to removal of immobilization. However, in this study — as in the study that preceded it — Chrysalin was demonstrated to be safe and to improve bone healing, based on radiographic evidence. We are currently conducting an interim analysis of our Phase 2b dose-ranging clinical trial assessing Chrysalin in distal radius fracture. For the balance of 2006, we will direct our efforts toward optimizing the value of Chrysalin in the fracture repair indication, examining its potential in diabetic foot ulcer healing, and advancing our AZX100 product platform.”
Quarterly Highlights
Chrysalin Programs: The Company reported topline Phase 3 clinical trial results of Chrysalin in distal radius fracture in March, showing that 10μg of Chrysalin did not meet the primary endpoint of time to removal of immobilization. Chrysalin was shown to be safe and to improve bone healing based on radiographic evidence. The Company is conducting an interim analysis of the concurrent Phase 2b dose-ranging clinical trial assessing Chrysalin in distal radius fracture at 1μg, 3μg, 10μg and 30μg, with results expected during the third quarter of 2006.
Business Development: OrthoLogic expanded its pipeline in February with the acquisition from AzERx of an exclusive license for the core intellectual property relating to the lead compound AZX100, a 24-amino acid peptide. OrthoLogic also announced in February the formation of a strategic alliance with Quintiles, one of the world’s leading pharmaceutical services organizations, for the development of Chrysalin.

OrthoLogic Announces First Quarter 2006 Financial Reults

Management Update: During the first quarter of 2006, OrthoLogic appointed Les Taeger as Senior Vice President and Chief Financial Officer of OrthoLogic. The Company also appointed William M. Wardell, MD, Ph.D., to its Board of Directors. In April 2006, the Company announced the resignation of James M. Pusey, MD as President and CEO, and the appointment of John M. Holliman, III as Executive Chairman and Randolph C. Steer, MD, Ph.D. as President.
Conference Call Information
Management will host a conference call and webcast on May 4, 2006 at 9:00 AM EDT (6:00 AM MT). To access the call, participants may dial 866-825-1692 (domestic) or 617-213-8059 (international) and provide the access code 66209515.
A replay of the call will be available beginning May 4, 2006, at 11:00 AM EDT until May, 18, 2006, and may be accessed at 888-286-8010 (domestic) or 617-801-6888 (international), with access code 19681555.
Additionally, the conference call will be webcast on the Investor Relations section of the Company’s Web site, www.orthologic.com.
About OrthoLogic
OrthoLogic is a biotechnology company committed to developing a pipeline of novel peptides and other molecules aimed at helping patients with under-served conditions. The Company is focused on the development and commercialization of two product platforms: Chrysalin® (TP508) and AZX100.
Chrysalin, the Company’s novel synthetic 23-amino acid peptide, is being studied in two lead indications, both of which represent areas of significant unmet medical need — fracture repair and diabetic foot ulcer healing. Based on the Company’s pioneering scientific research of the natural healing cascade, OrthoLogic has become a leading company focused on tissue repair. The Company owns exclusive worldwide rights to Chrysalin.
AZX100 is a novel synthetic pre-clinical 24-amino acid peptide, one of a new class of compounds in the field of smooth muscle relaxation called Intracellular Actin Relaxing Molecules, or ICARMs™. AZX100 is currently being evaluated for medically and commercially significant applications, such as the treatment of vasospasm associated with subarachnoid hemorrhage, the prevention of keloid scarring and the treatment of asthma. OrthoLogic has an exclusive worldwide license to AZX100.
OrthoLogic’s corporate headquarters are in Tempe, Arizona. For more information, please visit the Company’s Web site: www.orthologic.com.

OrthoLogic Announces First Quarter 2006 Financial Reults

Statements in this press release or otherwise attributable to OrthoLogic regarding our business that are not historical facts are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which include the timing and acceptability of FDA filings and the efficacy and marketability of potential products, involve risks and uncertainties that could cause actual results to differ materially from predicted results. These risks include: delays in obtaining or inability to obtain FDA, institutional review board or other regulatory approvals of preclinical or clinical testing; unfavorable outcomes in our preclinical and clinical testing; the development by others of competing technologies and therapeutics that may have greater efficacy or lower cost; delays in obtaining or inability to obtain FDA or other necessary regulatory approval of our products; our inability to successfully and cost effectively develop or outsource manufacturing and marketing of any products we are able to bring to market; changes in FDA or other regulations that affect our ability to obtain regulatory approval of our products, increase our manufacturing costs or limit our ability to market our products; our possible need for additional capital in the future to fund the continued development of our product candidates; and other factors discussed in our Form 10-K for the fiscal year ended December 31, 2005, and other documents we file with the Securities and Exchange Commission.
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Editors’ Note: This press release is also available under the Investors section of the Company’s Web site at: www.orthologic.com.

OrthoLogic Announces First Quarter 2006 Financial Reults

ORTHOLOGIC CORP.
(A Development Stage Company)
CONDENSED BALANCE SHEETS
(in thousands)
(Unaudited)

	March 31,	December 31,
	2006	2005

ASSETS

Current assets
Cash and cash equivalents	$41,429	$35,111
Short-term investments	32,389	46,437
Prepaids and other current assets	756	857

Total current assets	74,574	82,405

Furniture and equipment, net	593	525
Long-term investments	6,974	2,084
Deferred income taxes	1,106	1,106
Patents, net	2,240	2,223

Total assets	$85,487	$88,343

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$1,516	$1,036
Accrued compensation	262	711
Accrued clinical	737	544
Accrued severance and other restructuring costs	410	602
Other accrued liabilities	800	1,089

Total current liabilities	3,725	3,982

Deferred rent and other non-current liabilities	454	183

Total liabilities	$4,179	$4,165

Stockholders’ Equity
Common Stock $.0005 par value;	20	19
100,000,000 and 50,000,000 shares authorized; 40,573,489 38,124,742 shares issued and outstanding
Additional paid-in capital	184,965	171,355
Accumulated deficit	(103,677)	(87,196)

Total stockholders’ equity	81,308	84,178

Total liabilities and stockholders’ equity	$85,487	$88,343

OrthoLogic Announces First Quarter 2006 Financial Reults

ORTHOLOGIC CORP.
(A Development Stage Company)
CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

			Development
	Three months ended		Stage Company
	March 31,		August 5, 2004 -
	2006	2005	March 31, 2006

OPERATING EXPENSES
General and administrative	$2,093	$910	$8,881
Research and development	6,716	5,403	40,240
Other divestiture and related gains	—	(250)	(375)
Purchased in-process research and development	8,434	—	34,274

Total operating expenses	17,243	6,063	83,020
Interest income, net	(762)	(552)	(4,153)

Loss from continuing operations before taxes	16,481	5,511	78,867
Income tax benefit	—	(12)	(750)

Loss from continuing operations	16,481	5,499	78,117
Discontinued operations — net gain on sale of the bone device business, net of taxes ($267)	—	—	(2,202)

NET LOSS	$16,481	$5,499	$75,915

Per Share Information:
Net loss, basic and diluted	$(0.42)	$(0.14)
Basic and diluted shares outstanding	39,250,851	38,047,198